Exhibit 32.1
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of The Pepsi Bottling Group, Inc. (the “Company”) certifies to his knowledge that:
(1)	The Annual Report on Form 10-K of the Company for the year ended December 26, 2009 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Act”); and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Form 10-K.

/s/ Eric J. Foss Eric J. Foss
Chairman of the Board and
Chief Executive Officer
February 22, 2010
The foregoing certification (the “Certification”) is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).
A signed original of the Certification has been provided to the Company and will be retained by the Company in accordance with Rule 12b-11(d) of the Act and furnished to the Securities and Exchange Commission or its staff upon request.